EXHIBIT 10.12

                                AGREEMENT

     AGREEMENT entered into on April 6, 1998 between Western Center for Clinical Studies, Inc. ("WCCS"), a California corporation, and Entropin, Inc. ("Entropin"), a Colorado corporation.

                          PRELIMINARY STATEMENT

     Entropin is a Colorado corporation with its principal place of business at 45-926 Oasis Street, Indio, California 92201. Entropin is an ethical pharmaceutical company which is engaged in the trade or business of developing, producing, and marketing drug products. Entropin's primary drug, Esterom(R), is being investigated under the IND No. 37,301.

     WCCS is a California corporation with its principal place of business at 8619 Reseda Blvd., Suite 202, Northridge, California 91324. WCCS has experience in managing pharmaceuticals which are at an early stage of development. In particular, WCCS has experience in providing assistance to companies in the process of taking pharmaceutical products to the FDA and through the IND and NDA stages of development in a timely and cost-efficient manner.

     Entropin desires that WCCS assist it in obtaining FDA approval for Esterom(R) and/or Esterom Related Products and in developing a business plan and an experienced management team to bring Esterom(R) and/or Esterom Related Products to commercialization; WCCS desires to provide such assistance to Entropin.

     ACCORDINGLY, Entropin and WCCS agree as follows:

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                               ARTICLE I

                              DEFINITIONS
                              -----------

     As used in this Agreement, each of the following terms has the meaning set forth thereafter, such meaning to be equally applicable to both the singular and plural forms of the terms defined.

     1.1 "Agreement" means this Agreement, together with all schedules and exhibits referred to herein, now or hereafter signed by WCCS and Entropin (all of which are incorporated for all purposes in this document by such reference), as the same may be modified, amended, or supplemented from time to time.

     1.2 "Board of Directors" means the Board of Directors of Entropin.

     1.3 "Budget" means the costs and expenses set forth in Exhibit A, attached hereto, which Entropin agrees to pay for performance by WCCS of the Scope of Work pursuant to the terms and conditions of this Agreement.

     1.4 "Confidentiality Agreement" means the agreement attached hereto as Exhibit B which sets forth the terms and conditions pursuant to which WCCS may have access to Confidential Information (as defined in such Agreement) of Entropin.

     1.5 "Esterom(R)" means the product employed in Entropin's Phase II studies which contains benzoylecgonine, ecgonine, ecgonidine and their 2-hydroxypropyl esters. "Esterom Related Compounds" means the compounds of formulas and the pharmaceutical compositions containing those compounds, or mixtures thereof, identified and/or claimed under Entropin's Licensed Patents.

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     1.6 "FDA" means the United States Food and Drug Administration.

     1.7 "IND" means an Investigational New Drug application filed with the FDA.

     1.8 "NDA" means a New Drug Application filed with the FDA.

     1.9 "Scope of Work" means the obligations undertaken by WCCS pursuant to the terms and conditions of this Agreement and as described in Exhibit C, attached hereto.

     1.10 "Time Line" means the designated dates set forth on Exhibit D, attached hereto, by which WCCS shall perform its obligations required by the Scope of Work.

     1.11 "Table of Organization" means the Table of Organization Relating to the WCCS Agreement. The Table of Organization, Exhibit E, defines the functional relationship between and among the Board, Directors, and Officers of the Company as related to the WCCS Agreement.

                              ARTICLE II

                           TERM OF AGREEMENT
                           -----------------


     This Agreement shall be for a term of thirty-three (33) months commencing as of April 6, 1998 and ending on January 5, 2001; provided, however, that either party shall have the right to terminate this Agreement prior to such date as set forth in Article VII of this Agreement. This time period shall be known as the ("Term").



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                              ARTICLE III

                   OBLIGATIONS OF WCCS AND ENTROPIN
                   --------------------------------

     3.1 PERFORMANCE OF SCOPE OF WORK: Subject to the provisions of Articles V and VII of this Agreement, WCCS shall perform the services set forth within the Scope of Work, specifically including, but not limited to:
(i) provide the expertise to take Esterom(R) to the FDA and through the IND and NDA stages; (ii) arrange for and oversee necessary studies and clinical trials for Esterom(R), (iii) create an eminent Scientific and Medical Advisory Board for the Esterom(R) and/or Esterom Related Products; (iv) advise Entropin concerning appropriate monitoring and procedures applicable to Entropin's monitoring its manufacturing contract with Mallinkrodt and contracts with any successor or secondary manufacturers; (v) develop an Esterom(R) and/or Esterom Related Products distribution plan and identify and propose strategic partners and/or distributors; (vi) introduce contacts to Entropin to provide Entropin commercial opportunities to network within the pharmaceutical community; and (vii) identify vendors for Esterom(R) and/or Esterom Related Products development services within the Scope of Work and advise Entropin in its negotiations with such vendors. WCCS shall continuously and expeditiously perform all activities necessary and prudent to assure that WCCS's obligations under this Agreement are completed by WCCS within the Time Line and that the costs and expenses to Entropin for such performance do not exceed the Budget. However, should an unavoidable situation arise, such as an unforeseeable third-party change causing delay or extra cost, WCCS shall give Entropin immediate notice in writing. Upon receipt of such notice, Entropin and WCCS will negotiate in good faith to modify the Budget and reschedule the events of the Time Line. In the event Entropin and WCCS are unable to agree on a modification within thirty (30) days after receipt of the notice by Entropin, Entropin or WCCS may terminate this Agreement and such termination shall for all purposes be deemed a termination under paragraph
5.1 of this Agreement.

     3.2 TITLES: To facilitate the performance by WCCS of the services required within the Scope of Work, Entropin shall, during the Term: (i) nominate Daniel L. Azarnoff, M.D., to be

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elected president of Entropin and a member of the Board of Directors; (ii)
nominate Roy S. Azarnoff, Ph.D., to be elected chief operating officer of Entropin; and (iii) nominate Lois Rezler, Ph.D., to be elected vice-president of science and regulatory affairs of Entropin. Notwithstanding the foregoing sentence, WCCS understands and agrees that one of its obligations under the Scope of Work is to assist Entropin in its search for a president. Accordingly, at such time as a person is selected to fill that position on a full time basis, the representative of WCCS acting in that capacity shall immediately submit his resignation to the Board of Directors. If, as of the termination date of this Agreement by expiration of the stated Term or otherwise, Roy. S. Azarnoff, Daniel L. Azarnoff or
Lois Rezler are serving as an officer or director of Entropin, each of such individuals so serving shall, effective as of the termination date of this Agreement, submit his and/or her resignation from all such positions to the Board of Directors.

Functional relations among and between each of the WCCS officers of Entropin is set forth in the "Table of Organization Relating to the WCCS Agreement" and is attached as Exhibit E.

     3.3 CONFLICT OF INTEREST: Entropin acknowledges that Daniel L. Azarnoff, M.D. in his role as director and officer of Entropin may have a conflict of interest in causing Entropin to perform certain transactions or work contemplated on behalf of Entropin in this Agreement. WCCS and Daniel
L. Azarnoff, M.D. represent to Entropin that they are not now aware of any such conflict of interest. Dr. Daniel L. Azarnoff, M.D. and WCCS shall immediately advise the Board of Directors of any conflict of interest he may have from time to time and the Board of Directors shall promptly consider any request for a waiver of that conflict and shall not unreasonably withhold its approval of the waiver.

     3.4 TIME COMMITMENTS: Unless otherwise agreed to in writing by Entropin, Lois Rezler, Ph.D. and Roy S. Azarnoff, Ph.D. shall, during the Term, devote substantially all of their time during a normal work week to the performance of the activities necessary and prudent to assure that WCCS's obligations under this Agreement are completed within the Time Line. Entropin agrees that if Lois Rezler, Ph.D. and Roy S. Azarnoff, Ph.D. each devote at least 30 hours per

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week to their duties under this Agreement and all the additional hours necessary to complete the Scope of Work within the Time Line as provided within this Agreement, that will constitute compliance with the requirements of the preceding sentence. Further, Daniel L. Azarnoff, M.D., shall devote such time as may be required, but not less than one full work day each week during the Term, to assure that the WCCS's obligations under this Agreement are completed within the Time Line.

     3.5 WCCS PERSONNEL: Except as stated in paragraph 3.2 of this Agreement, all personnel necessary for WCCS to perform the Scope of Work shall be employees of WCCS and not of Entropin. Payment for the services of all such employees and/or independent contractors of WCCS, including all state and federal tax obligations required by applicable laws and regulations, shall be solely the responsibility and liability of WCCS and Entropin shall have no responsibility or liability therefore.

     3.6 CONFIDENTIALITY AGREEMENT: WCCS and Entropin shall execute and deliver the Confidentially Agreement, Exhibit B, to the other and shall be bound by its terms and conditions.

     3.7 REPORTS: WCCS shall keep Entropin fully informed of all activities undertaken by it for the benefit of Entropin and its progress in completing its obligations under this Agreement. In that regard, WCCS shall provide Entropin with written monthly reports setting forth its progress relative to the Scope of Work, Time Line and Budget. Entropin shall keep WCCS fully informed regarding its efforts to raise additional funds, in keeping with
Article 5.1. WCCS shall not disclose to any third party any non-public information relating to the financial condition of Entropin or its efforts to raise additional funds and neither it nor any of its assigns shall at any time buy or sell any shares of stock of Entropin based on any such non-public financial information.



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     3.8 ENTROPIN OBLIGATIONS:

          a. Entropin agrees to cooperate with WCCS and its officers, directors, agents, representatives, employees, consultants, vendors, contractors and attorneys in the performance of this Agreement.

          b. Entropin will ensure that all public relations materials, news releases, presentations or other information disseminated to the public which refer to the officers, employees or Scope of Work of WCCS, or to matters relating to the Food and Drug Administration, will be presented to WCCS for review prior to release.

                              ARTICLE IV

                         COMPENSATION TO WCCS
                         --------------------


     Subject to Article V of this Agreement, as full and complete compensation for all services to be performed by WCCS pursuant to this Agreement, Entropin shall pay to WCCS the following:

     4.1 PAYMENTS: Entropin shall make payment for management fees to WCCS in the aggregate amount of Eight Hundred Eighty Thousand Four Hundred Dollars ($880,400.00) as set forth in Exhibit A. The first such payment shall be made concurrently with the execution of this Agreement by authorized representatives of WCCS and Entropin and shall be in the amount of Forty Thousand Dollars ($40,000.00). Thereafter, payments shall be made to WCCS as set forth in Exhibit A.

     4.2 STOCK OPTIONS: Entropin agrees to grant WCCS or its assignees stock options to purchase up to an aggregate of four hundred fifty thousand (450,000) shares of Entropin common

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stock, par value $.001 per share, upon the following terms and conditions and such other usual and customary terms and conditions as shall be set forth in the Option Agreement:

          a. OPTION GRANTS: Entropin shall grant WCCS or its assignees options to purchase four hundred fifty thousand (450,000) shares of Entropin common stock within thirty (30) days after execution of this Agreement.

          b. OPTION TERM: The term of each option shall be for five (5) years from the date of its grant.

          c. OPTION PRICE: The price per share that the options granted to WCCS or its assignees may be exercised shall be one dollar and fifty cents ($1.50).

          d. EXERCISE DATES: Subject to Article V of this Agreement, WCCS or its assignees may exercise the options granted to it under this Agreement according to the following schedule:

September 5, 1998              75,000 shares
April 5, 1999                  75,000 shares
April 5, 2000                 150,000 shares
January 5, 2001               150,000 shares

The first date on which an option is granted under this Agreement may be exercised is hereinafter referred to as the "Exercise Date."

           e. RESTRICTED STOCK: WCCS understands that the shares purchased by exercising the options are restricted securities within the meaning of Rule 144 of the General Rules and Regulations under the Securities Act of 1933, as Amended ("Act"), and applicable state statutes.
WCCS further understands that (i) an appropriate restrictive legend (or legends) will be placed on the certificates issued in replacement or exchange therefor and that (ii) Entropin will cause its stock transfer records to note such restrictions. Because the shares are "restricted" as defined under Rule 144, WCCS understands that they must be held for a minimum of one year following their purchase. Thereafter, the shares may be sold only in the amounts and the manner specified in Rule 144 unless first registered under the Act and any applicable state securities laws or unless

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the availability of an exemption from such registration requirement is established to the satisfaction of Entropin.

          f. ASSIGNMENT: Entropin agrees that WCCS may assign its stock options, in whole or in part, to such persons or entities as it may choose in its sole discretion. In consideration for the right to assign options which may be granted to it under this Agreement, WCCS represents and warrants to Entropin that it shall advise in writing all of its assignees of the restrictions set forth in paragraph 4.2e above prior to making this assignment. Any such assignment by WCCS shall only be made pursuant to a Form of Assignment approved by Entropin.

          g. STOCK AGREEMENT: It is recognized by both parties that Entropin's present stock plan and future plan has no bearing on this Agreement.

                               ARTICLE V

                              ADJUSTMENTS
                              -----------


     5.1 FAILURE OF ENTROPIN TO RAISE ADDITIONAL FUNDS: Entropin has advised WCCS that it is necessary for Entropin to raise additional funds to enable it to fulfill its financial obligations contemplated by this
Agreement.   Entropin agrees to make a good faith effort to obtain such funds. In the event Entropin is unable to raise additional funds for the purpose of paying its obligations as required by the Budget on terms and conditions acceptable to the Board of Directors by January 1, 1999, Entropin shall have the right to terminate this Agreement by giving WCCS sixty (60) days written notice of its intent to terminate. Notwithstanding any other provisions of this Agreement, upon termination under this paragraph 5.1, Entropin shall have the following obligations to WCCS and no other, at law or in equity:

          a. CASH PAYMENT: Entropin shall make a cash payment to WCCS in the amount of three months' management fee as set forth in the Budget in Exhibit A. This payment shall be

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made on the effective date of the termination under this paragraph 5.1 and is in lieu of any payments otherwise payable to WCCS under paragraph 4.1 from and after such termination date.

          b. STOCK OPTIONS: WCCS may, as of the effective date of the termination under this paragraph 5.1, exercise options granted to it on the terms and conditions provided under paragraph 4.2 of this Agreement but adjusted in number and as to the Exercise Date by this paragraph 5.1.b.
The number of shares covered by the option granted upon the execution of this Agreement which may be immediately exercised by application of this paragraph shall be determined by multiplying twelve thousand five hundred (12,500) by the number of full calendar months elapsed after the starting date of this Agreement. All other options shall be canceled and no further options shall be granted.

     5.2 TERMINATION UNDER ARTICLE VII: Except as provided in this paragraph 5.2, termination of this Agreement for any reason under Article VII shall not release either party from any liability that, at the time of the effective date of such termination, has already accrued to the other party or is attributable to a period prior to such termination. Neither shall such termination preclude either party from pursuing any rights and remedies it may have hereunder, at law, or in equity with respect to any breach of this Agreement. Notwithstanding the two immediately preceding sentences, as of the effective date of termination, WCCS shall have no obligation to continue to perform any of its obligations required by this Agreement. Further, upon termination of this Agreement under the provisions of Article VII, WCCS or its assignees shall retain the right to purchase only a certain number of the shares reserved by the options granted under paragraph 4.2a to be determined by multiplying twelve thousand five hundred (12,500) shares by the number of full calendar months elapsed after April 6, 1998 to the date the notice to terminate was given. This amount represents the difference between those option already exercised and those earned up to the date of notice of termination. All outstanding options granted to WCCS under paragraph 4.2a which are not retained pursuant to the immediately preceding sentence shall be canceled as of the effective date of termination. The dates on which the retained shares may be purchased are dates set forth under paragraph 4.2e.

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                              ARTICLE VI

              DIRECTORS AND OFFICERS LIABILITY INSURANCE
              ------------------------------------------

During the Term, Entropin shall maintain directors and officers insurance in the aggregate amount of not less than Three Million Dollars ($3,000,000.00). Such directors and officers insurance policy shall be a claims made policy. If at any time the directors and officers insurance policy required hereby is not in effect, none of WCCS personnel, Daniel L. Azarnoff, M.D., Roy S. Azarnoff, Ph.D., or Lois Rezler, Ph.D., shall have any obligation or duty to perform any services for Entropin in their capacity as an officer or director as contemplated by paragraph 3.2 of this Agreement. Entropin agrees to maintain "tail" insurance covering Drs. Azarnoff and Rezler for not less than six (6) years after the termination of this Agreement.

                               ARTICLE VII

                               TERMINATION
                               -----------

     7.1 DEATH: If Roy S. Azarnoff, Ph.D., Daniel L. Azarnoff, M.D., or Lois Rezler, Ph.D., die during the Term, WCCS shall have ninety (90) days after such death to have under an employment contract an individual acceptable to Entropin to fill the position vacated by the deceased. If WCCS does not have under an employment contract an individual acceptable to Entropin within such ninety (90) day period, Entropin shall have the option to terminate this Agreement effective as of the end of the ninety (90) day period.

     7.2 DISABILITY: If during the Term, Roy S. Azarnoff, Ph.D., Daniel L. Azarnoff, M.D., or Lois Rezler, Ph.D., shall become physically or mentally disabled, whether totally or partially, so that he is unable substantially to perform his services hereunder for (i) a period of four consecutive weeks, or (ii) for shorter periods aggregating eight weeks, during any twelve-month period, Entropin may at any time after the last day of the four consecutive weeks of disability or

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the day on which the shorter periods of disability shall have equaled an aggregate of eight weeks, by written notice to WCCS, terminate this Agreement; provided, however, WCCS shall have ninety (90) days from the date of the notice to have under an employment contract an individual acceptable to Entropin to fill the position held by the disabled individual. If WCCS does not have under an employment contract an individual acceptable to Entropin within such ninety (90) day period, Entropin shall have the option to terminate this Agreement effective as of the end of the ninety (90) day period.

     7.3 MALFEASANCE: In the event Roy S. Azarnoff, Ph.D., Daniel L. Azarnoff, M.D., or Lois Rezler, Ph.D. are convicted of any felony, or lesser crime or offense involving the property of Entropin or engaged in willful misconduct, which would make his continued association, directly or indirectly, with Entropin prejudicial to the best interests of Entropin, Entropin may at any time by written notice to WCCS terminate this Agreement.

     7.4 BREACH: Either party may terminate this Agreement in the event there has been a breach by the other party of its representations in this Agreement or in the event the other party shall have materially breached or defaulted in the performance of any of its obligations hereunder, and such default shall have continued for sixty (60) days after the written notice thereof was provided to the breaching party by the non-breaching party specifying the particulars of the breach. Any termination shall become effective at the end of such sixty (60) day period unless the breaching party (or any other party on its behalf) has cured any such breach or default prior to the expiration of the sixty (60) day period.

     7.5 BANKRUPTCY: If voluntary or involuntary proceedings by or against Entropin or WCCS are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted by or against such party for corporate reorganization or the dissolution of such party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such party makes an assignment for the benefit of creditors, or substantially all of the assets of such party are seized or attached and not released

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within sixty (60) days thereafter, the other party may immediately terminate this Agreement, effective upon notice of such termination.

     7.6 AGREEMENT: The Agreement may be terminated by mutual written consent of Entropin and WCCS.

                              ARTICLE VIII

                 WCCS OBLIGATION TO LEVEL OF COMMITMENT
                 --------------------------------------

WCCS, on its behalf and behalf of its employees, agrees that it is committed to the performance of this Agreement and to the transactions contemplated herein and it will not allow any other business, contract or agreement to prevent WCCS's performance of this Agreement in accordance with its terms. WCCS agrees to notify Entropin in writing of opportunities for appropriate new drugs WCCS has identified which Entropin may be able to develop.




                               ARTICLE IX

                       REPRESENTATIONS OF ENTROPIN
                       ---------------------------

     9.1 ORGANIZATION: Entropin (a) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, (b) has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted, and (c) has qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

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     9.2 AUTHORITY AND ENFORCEABILITY:  Consummation of this Agreement will not constitute or result in a breach or default of any provision of any charter, bylaw, indenture, mortgage, lease agreement, or any order, judgment, or decree to which any property of Entropin is subject, or by which Entropin is bound, except for breaches or defaults which, in the aggregate, would not have a material effect on Entropin's properties, business operations, or financial condition. This Agreement has been duly and validly executed and delivered by Entropin and (assuming that this Agreement constitutes a valid and binding obligation of WCCS) constitutes a valid and binding obligation of Entropin enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect relating to the rights and remedies of creditors generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     9.3 CONSENTS AND APPROVALS: The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Entropin and no other corporate proceedings on the part of Entropin are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated by this Agreement.

     9.4 REPRESENTATIONS:

          a. To the best of Entropin's knowledge and belief, there is no litigation or claim and no threatened litigation or claim, nor does Entropin know of any basis for any such litigation or claim, that would prevent or hinder the performance of the transactions or work contemplated hereby;

          b. Entropin, to the best of its knowledge and belief, has good, valid and marketable title to all of its assets, including particularly Esterom(R);

          c. Entropin, to the best of its knowledge and belief, holds a valid and fully

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enforceable patent issued by the United States Patent Office for Esterom(R)
and the claims covered by such patent permit the full exploitation of Esterom(R) as contemplated by the plans and proposals presented by WCCS to Entropin; no claims have been asserted by any person or party to the use of Esterom(R) or challenging or questioning the validity or effectiveness of the patent and, therefore and to the best of Entropin's knowledge, there is no valid basis for any such claim;

          d. Entropin, to the best of its knowledge and belief, the use of the patent for Esterom(R) would not infringe on the rights of any other person;

          e. Entropin, to the best of its knowledge and belief, is not in violation in any material respect with any agreement, order, judgment, law or regulation applicable to it, including particularly securities laws and regulations, and it has obtained all governmental permits or licenses required to conduct its business;

          f. Entropin, to the best of its knowledge and belief, knows of no situation, fact or condition that would prevent or hinder the full performance of this Agreement and the transactions and work contemplated hereby;

          g. Entropin, to the best of its knowledge and belief, all applications, documents and other material, whether oral or written, presented by Entropin, its officers, directors, representatives, attorneys and agents to the FDA are complete and accurate to the best of their knowledge and do not contain any false or misleading statement or any basis for assertion by the FDA that the information is not full, complete and accurate or contains any false or misleading statement.



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                                ARTICLE X

                         REPRESENTATIONS OF WCCS
                         -----------------------

     10.1 ORGANIZATION: WCCS (i) is a corporation duly organized, validly existing, and in good standing under the laws of the State of California,
(ii) has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted, and (iii) has qualified to do business as a foreign corporation in jurisdiction, if any, in which its property or business requires such qualification.

     10.2 AUTHORITY AND ENFORCEABILITY: Consummation of this Agreement will not constitute or result in a breach or default of any provision of any charter, bylaw, indenture, mortgage, lease agreement, or any order, judgment, or decree to which any property of WCCS is subject, or by which WCCS is bound, except for breaches or defaults which, in the aggregate, would not have a material adverse effect on WCCS's properties, business operations, or financial condition. This Agreement has been duly and validly executed and delivered by WCCS and (assuming that this Agreement constitutes a valid and binding obligation of Entropin) constitutes a valid and binding obligation of WCCS enforceable against it in accordance with its terms, except as enforcement be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect relating to the rights and remedies of creditors generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     10.3 CONSENTS AND APPROVALS: The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of WCCS and no other corporate proceedings on the part of WCCS are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated by this Agreement.

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     10.4 PERFORMANCE: WCCS represents to Entropin that its officers and employees have the expertise, experience and scientific, regulatory and business affiliations to perform all the obligations undertaken by it under this Agreement, specifically including but not limited to: (i) to provide the expertise required to take Esterom(R) to the FDA and through the IND and NDA stages; (ii) arrange for and oversee necessary studies and clinical trials for Esterom(R); (iii) create an eminent Scientific and Medical Advisory Board for the Esterom(R) and/or Esterom Related Products; (iv) develop an Esterom(R) and/or Esterom Related Products distribution plan and identify and propose strategic partners and/or distributors; and (v) introduce contacts to Entropin to provide Entropin commercial opportunities to network within the pharmaceutical community.

     10.5 ANCILLARY AGREEMENTS: None of WCCS, its officers, director or shareholders has any undisclosed agreement or understanding, actual or contingent, of any kind or nature whatsoever, with any officer, director or shareholder of Entropin, or any other person, corporation, partnership, other entity or organization relating to (i) this Agreement or the consummation of the transactions contemplated by this Agreement, (ii) the present or future ownership, whether directly, indirectly, actual, beneficial or contingent, of the common stock of Entropin, or (iii) the present or future management of Entropin. Further, no brokerage fee, finder's fee or similar type fees of any kind or nature have been agreed to or have or will be paid to any person, corporation, partnership, or other entity or organization in connection with or arising out of the negotiation and execution of this Agreement.



                               ARTICLE XI

                               ARBITRATION
                               -----------

     Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration. The arbitration shall be administered by the Los Angeles, California office of the American Arbitration Association in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. Such arbitration proceedings shall be conducted in Los Angeles, California or such other location as the parties may agree. The dispute will be heard by a panel of three arbitrators, each with a familiarity with pharmaceutical manufacturing and/or pharmaceutical research and development. One arbitrator shall be appointed by each of the parties and the third appointed by the other two arbitrators. The determination of the arbitrators shall be conclusive and binding upon both parties. The parties acknowledge and agree that any arbitration judgment may be enforced against either or both of them in a court of competent jurisdiction. The arbitrators' award as to the payment of the costs of arbitration shall be binding upon the parties. The prevailing party in any arbitration conducted in accordance with this paragraph will be entitled to attorneys' fees and costs.

                               ARTICLE XII

                              MISCELLANEOUS
                              -------------

     12.1 NOTICES: All notices, requests, consents, and other communications, required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, or mailed first-class, postage prepaid, by registered or certified mail (notices sent by telegram or mailed shall be deemed to have been given on the date sent), as follows (or to such other addresses as either party shall designate by notice in writing to the other in accordance herewith):

          (a) if to WCCS:     Lois Rezler, Ph.D.
                              Western Center for Clinical Studies, Inc.
                              8619 Reseda Boulevard, Suite 202
                              Northridge, California 91324

          (b) if to ENTROPIN: Higgins D. Bailey, Ed.D.
                              Entropin, Inc.
                              45-926 Oasis Street
                              Indio, California 92201

     12.2 ARTICLE AND SECTIONS HEADINGS: The article and section headings of this Agreement are inserted for convenience of reference and shall not be considered a part of this Agreement or used in its interpretation.

     12.3 RULES OF CONSTRUCTION: For all purposes of this Agreement, unless the context shall otherwise indicate; (i) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person, firm, or corporation, may require; (ii) plurals of defined terms shall include the singular;
(iii) the words "hereof" and "herein" shall be construed to refer to the entirety of this Agreement and not restricted to the particular Article, Section, subsection, or paragraph in which they occur; and (iv) Entropin and WCCS will be deemed to have participated in the negotiation and drafting of this Agreement.

     12.4 SEVERABILITY: If any one or more phrases, sentences, clauses, or paragraphs of this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other portions of this Agreement, or any part thereof.

     12.5 EXECUTION IN COUNTERPARTS: This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all of which are identical.

     12.6 APPLICABLE LAW: This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Colorado regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

     12.7 PRIOR AGREEMENTS: This Agreement constitutes the entire Agreement and cancels and supersedes all prior agreements and undertakings, oral or written, among or between the parties hereto relating to the subject matter of this Agreement. This Agreement is solely for the benefit of Entropin and WCCS and does not confer on any other entity or person any rights or remedies under this Agreement.

     12.8. AMENDMENTS: This Agreement may not be amended, supplemented or discharged except by accepted performance or by an instrument in writing signed by both Entropin and WCCS.

     12.9 WAIVER: Entropin or WCCS may waive performance by the other party of any of the covenants or agreements, or satisfaction of any of the conditions, contained in this Agreement. Any agreement on the part of Entropin or WCCS to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     12.10 ASSIGNMENT: Except as otherwise provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by either Entropin or WCCS (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs and assigns.

(SEE NEXT PAGE FOR THE SIGNATURE PAGE WHICH IS A PART OF THIS AGREEMENT)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                             ENTROPIN, INC.

Witness:/s/ Alice Rivera                Date:     April 18, 1998
        --------------------------           ----------------------------

By:/s/ Higgins D. Bailey                Date:     April 18, 1998
   -------------------------------           ----------------------------

               WESTERN CENTER FOR CLINICAL STUDIES, INC.

Witness:/s/ Alice Rivera                Date:      April 18, 1998
        --------------------------           ----------------------------

By:/s/ Lois Rezler                      Date:      April 18, 1998
   -------------------------------           ----------------------------

                                EXHIBIT A
                                ---------

                                 BUDGET
                                 ------

                    CONFIDENTIAL INFORMATION OMITTED

                                EXHIBIT B
                                ---------

                        CONFIDENTIALITY AGREEMENT
                        -------------------------

                        CONFIDENTIALITY AGREEMENT

     This Confidentiality Agreement is Exhibit B to the Agreement
("Agreement") dated April 18, 1998 between Entropin, Inc., a California corporation ("Entropin"), and Western Center For Clinical Studies, Inc., a California corporation ("WCCS").

                          Preliminary Statement
                          ---------------------

     WCCS and Entropin realize that in the course of performing their respective obligations contemplated by the Agreement, each may disclose Confidential Information to the other party.

     WCCS and Entropin each acknowledge and confirm to the other that Confidential Information is a valuable business asset, that maintaining the confidentiality and secrecy of the Confidential Information is of the utmost importance to both parties, and that any disclosure of Confidential Information would diminish the value the Confidential Information.

     ACCORDINGLY, in consideration of the mutual execution of the Agreement, WCCS and Entropin agree as follows:

                                ARTICLE I

                               Definitions
                               -----------

     As used in this Confidentiality Agreement, each of the following terms have the meaning set forth thereafter, such meaning to be equally applicable to both the singular and plural forms of the terms defined.

     1.1 "Assets" means all right, title, and interest, throughout the world, in and to Esterom(R), Esterom Related Compounds, Entropin's Confidential Information, Entropin's Licensed Patents, and Technical Information created, discovered, or developed by Entropin or in which property rights have been assigned or may in the future be assigned or otherwise conveyed to Entropin including, but not limited to, all enhancements and modifications thereto (regardless of the state of development). The Term Assets shall also include any and all other pharmaceutical products or pharmaceutical related products developed by Entropin in the future or by WCCS, either solely or jointly with others while providing services to Entropin or with the personnel, materials or facilities of Entropin and all personal property relating to any of the foregoing, including, without limitation, all know-how, designs, data, processes, techniques, methods, concepts or formulations necessary for the practical utilization, recreation or understanding of any of the of the foregoing. In addition, the term Assets shall include all licenses, permits, authorizations, and other approvals from any domestic (federal, state or local) or foreign governmental, public or self-regulatory body or authority, or from any private party, pertaining to Esterom(R), Esterom Related Compounds and the foregoing.

     1.2 "Entropin's Confidential Information" means information, including but not limited to Technical Information, Entropin's Prior Technical Knowledge, all information relating to the business of Entropin, including without limitation, information regarding Entropin's objectives, technology, manufacturing facilities, materials, marketing plans, strategies, forecasts and assumptions, competitive analyses, new products, and budgets.

     1.3 "Entropin's Licensed Patents" means U.S. Patent Numbers:
5,376,667; 5,559,123; 5,525,613; 4,469,700; 4,512,996; 5,556,663;
5,663,345, and any divisional, continuing, and continuation-in-part patents therefrom the later issue as United States Patents.

     1.4 "Entropin Prior Technical Knowledge" refers to knowledge derived from services conducted at the Medical University of South Carolina ("MUSC") or the Pharmaceutical Development Center, Department of
Pharmaceutical Sciences, The Medical University of South

Carolina ("PDC") under the New Products Development Agreement. Those services included but are not limited to:

          (a) Research leading to the stabilization of the manufacturing process of Esterom(R);

          (b) Research leading to reproducing Esterom(R) to establish its formulation;

          (c)  Manufacturing Esterom(R) for animal studies;

          (d) Supervising Phase I Clinical Studies (toxicity) in human beings using Esterom(R);

          (e) Supervising the Phase II Clinical Studies of Esterom(R) (toxicity and efficacy) at MUSC;

          (f) Completing preliminary research on Esterom(R) and Esterom Related Products; and

          (g) Developing an assay for benzoyl ecgonine and ecgonine for the purposes of indicating the stability of Esterom(R) using a GC/MS analytical method as well as an HPCL method for benzoylecgonine.

     A list and the location of the documentation arising from such services, which documentation constitutes the tangible manifestation of the "Entropin's Prior Technical Knowledge", is located at Entropin's corporate headquarters in Indio, California or at the offices of the law firm, Fish and Neave.

     1.5 "Esterom(R)" means the product employed in Entropin's Phase II studies which contains benxoylecgonine, ecgonine, ecgonidine, and their 2-hydroxypropyl esters. "Esterom Related Compounds" means compounds of formulas and the pharmaceutical compositions containing those compounds, or mixtures thereof, identified and/or claimed under Entropin's Licensed Patents.

     1.6 "Technical Information" means technical data, know-how, specifications, methods of manufacture, and other information or assistance, including, but not limited to, formulas, patents, compilations, programs, devices, methods, techniques, and processes.

     1.7 "WCCS's Confidential Information" means information marked by WCCS as proprietary information of WCCS and which is communicated by WCCS to Entropin as proprietary information.

                               ARTICLE II

                 Non-Disclosure and Ownership of Assets
                 --------------------------------------

     2.1 WCCS represents and warrants to Entropin that it will not, during the Term or after the termination of the Agreement at the end of the stated Term or otherwise, in whole or in part, use, disclose or otherwise permit any person, firm, corporation, association, or other entity access to, or grant or convey any knowledge concerning the Assets. Further, WCCS shall not, during or after the termination of the Agreement, sell, license, or otherwise exploit any products of Entropin for its own benefit or for the benefit of any person, firm, corporation, association or other entity which embody in whole or in part any of the Assets.

     2.2 Upon termination of the Agreement, WCCS shall return to Entropin all of Entropin's Confidential Information and all materials relating to such information including any documentation, records, notes, data, or reference materials, which in any way relate to the Assets, including any and all copies of any of the foregoing.

     2.3 WCCS shall not publish or disclose to any third party the results of any work carried out by it under the Agreement without the prior written consent of Entropin.

     2.4 Entropin represents and warrants to WCCS that it will not, during the Term or after the termination of the Agreement at the end of the stated Term or otherwise, in whole or in part, use, disclose, or otherwise permit any person, firm, corporation, association, or other entity access to, or grant or convey any knowledge concerning WCCS's Confidential Information.

     2.5 Upon termination of the Agreement, Entropin shall return to WCCS all of WCCS's Confidential Information and all materials relating to such information including any documentation, records, notes, data, or reference materials, which in any way relate to WCCS's Confidential Information, including any and all copies of any of the foregoing.

     2.6 The restrictions of this Confidentiality Agreement relating to public disclosure of Entropin's Confidential Information and WCCS's Confidential Information shall not apply to information which:

          (a)  Is in the public domain;

          (b) Comes into the public domain through no fault of the recipient;

          (c)  Is known to the recipient at the time of disclosure; or

          (d) Becomes known to the recipient subsequent to the disclosure as a result of a non-confidential disclosure by a third party with a right to disclose the information.

     2.7 WCCS hereby acknowledges that all Assets are the sole property of Entropin and that WCCS has not acquired any interest in the Assets either under the Agreement or under this Confidentiality Agreement.

                               ARTICLE III

                              MISCELLANEOUS
                              -------------

     3.1 NOTICES. All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, or mailed first-class, postage prepaid, by registered or certified mail (notices sent by telegram or mailed shall be deemed to have been given on the date sent), as follows (or to such other addresses as either party shall designate by notice in writing to the other in accordance herewith):

          (a) If to WCCS:          Lois Rezler, PhD.
                                   Western Center for Clinical
                                    Studies, Inc.
                                   8619 Reseda Boulevard, Suite 202
                                   Northridge, California 91324

          (b) If to ENTROPIN:      Higgins D. Bailey, Ed.D.
                                   Entropin, Inc.
                                   45926 Oasis Street
                                   Indio, California 92201

     3.2 ARTICLE AND SECTIONS HEADINGS. The article and section headings of this Agreement are inserted for convenience of reference and shall not be considered a part of this Agreement or used in its interpretation.

     3.3 RULES OF CONSTRUCTION. For all purposes of this Agreement, unless the context shall otherwise indicate: (1) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person, firm, or corporation, may require; (2) plurals of defined terms shall include the singular; and
(3) the words "hereof" and

"herein" shall be construed to refer to the entirety of this Agreement and not restricted to the particular Article, Section, subsection, or paragraph in which they occur.

     3.4 SEVERABILITY. If any one or more phrases, sentences, clauses, or paragraphs of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other portions of this Agreement, or any part thereof.

     3.5 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all of which are identical.

     3.6 APPLICABLE LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

     3.7 PRIOR AGREEMENTS. This Agreement constitutes the entire Agreement and cancels and supersedes all prior agreements and underakings, oral or written, among or between the parties hereto relating to the subject matter of this Agreement. This Agreement is solely for the benefit of Entropin and WCCS and does not confer on any other entity or person any rights or remedies under this Agreement.

     3.8 AMENDMENTS. This Agreement may not be amended, supplemented or discharged except by accepted performance or by an instrument in writing signed by both Entropin and WCCS.

     3.9 WAIVER. Entropin or WCCS may waive performance by the other party of any of the covenants or agreements, or satisfaction of any of the conditions, contained in this Agreement. Any agreement on the part of Entropin or WCCS to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     3.10 ARBITRATION. Any controversy or claim arising out of or relating to this Confidentiality Agreement, or breach thereof, shall be settled by arbitration. The arbitration shall be administered by the Los Angeles, California office of the American Arbitration Association in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. Such arbitration proceedings shall be conducted in Los Angeles, California or such other location as the parties may agree. The dispute will be heard by a panel of three arbitrators, each with a familiarity with pharmaceutical manufacturing and/or pharmaceutical research and development. One arbitrator shall be appointed by each of the parties and the third appointed by the other two arbitrators. The determination of the arbitrators shall be conclusive and binding upon both parties. The parties acknowledge and agree that any arbitration judgment may be enforced against either or both of them in a court of competent jurisdiction. The arbitrators' award as to the payment of the costs of arbitration shall be binding upon the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                   ENTROPIN, INC.


Witness:

/s/ ALICE RIVERA                   By: /s/ HIGGINS D. BAILEY
--------------------------            -------------------------------

                                           "WCCS"
                                   WESTERN CENTER FOR CLINICAL
                                    STUDIES

Witness:

/s/ ALICE RIVERA                   By: /s/ LOIS REZLER
--------------------------            -------------------------------

                                EXHIBIT C
                                ---------

                              SCOPE OF WORK
                              -------------

                    CONFIDENTIAL INFORMATION OMITTED

                                EXHIBIT D
                                ---------

                                TIME LINE
                                ---------
                    Milestones, Tasks, and Sub Tasks
                    --------------------------------

                    CONFIDENTIAL INFORMATION OMITTED

                                EXHIBIT E
                                ---------

                          TABLE OF ORGANIZATION
                         ----------------------

                         Entropin, Incorporated

                          TABLE OF ORGANIZATION
                          ---------------------

                     RELATING TO THE WCCS AGREEMENT
                     ------------------------------


                           Board of Directors                    Business
                           ------------------    --------------- Advisory
                                Chairman*                       Committee
                                    /
                                    /
                                    /
                             Chief Executive              Chief Financial
                                Officer**     ---------------- Officer
                                    /
                                    /
                                    /
Science/Medical
Advisory Board -----------      President
                                    /
                                    /
                     -------------------------------
                   /                                /
             Chief Operating                  Vice President
                Officer                        Science and
                   /                        Regulatory Affairs
                   /
                   /
Administrative     /       Clinical
 Assistant --------------- Research
                   /       Assistant
                   /
                   /
                   /
               Document
               Control
               Assistant

   * The Chairman will serve as Interim CEO until one is selected. ** A search is being conducted to select a CEO.